Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2020 (except for the reverse stock split discussed in Note 2, as to which the date is September 21, 2020) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-248627) and related Prospectus of PMV Pharmaceuticals, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 24, 2020